                                                                  EXHIBIT (a)(3)
                              PRIMARK CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of Common Stock of Primark Corporation are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (defined below)). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions (as defined below) only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                                BANKBOSTON, N.A.

      By First Class Mail                  By Hand:               By Overnight, Certified or
     Via Return Envelope:                                                Express Mail:
       BANKBOSTON, N.A.             SECURITIES TRANSFER AND            BANKBOSTON, N.A.
   CORPORATE REORGANIZATION        REPORTING SERVICES, INC.        CORPORATE REORGANIZATION
         P.O. BOX 8029             C/O BOSTON EQUISERVE L.P.          MAIL STOP 45-01-40
     BOSTON, MA 02266-8029             1 EXCHANGE PLAZA                150 ROYALL STREET
                                   55 BROADWAY, 3(RD) FLOOR            CANTON, MA 02021
                                      NEW YORK, NY 10006

                           By Facsimile Transmission:
                                 (781) 575-2232

                  Confirm Facsimile Transmission by Telephone:
                                 (800) 730-6001

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

     The undersigned hereby tenders to Primark Corporation, a Michigan corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 20, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, without par value (the "Shares") (including the associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of May 29, 1997 between the Company and BankBoston, N.A., as the Rights Agent), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. The undersigned understands that a tender of Shares pursuant to the Offer will include a tender of the associated Rights and that no separate consideration will be paid for such Rights. For a description of the Rights, see
Section 7 of the Offer to Purchase. Unless the context otherwise requires, all references to Shares shall include the associated Rights.

     If Shares will be tendered by book-entry transfer:

--------------------------------------------------------------------------------
Name of Tendering Institution:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         AREA CODE AND TELEPHONE NUMBER

Account No. __________________ at The Depository Trust Company

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

                                    ----------------------------------------------------------
                                                           SIGNATURE(S)

Number of Shares:                   Name(s) (Please Print):
-----------------------------       ----------------------------------------------------------
                                    ----------------------------------------------------------

Certificate Nos.: (if               Address(es):
available)                                      ----------------------------------------------

-----------------------------       ----------------------------------------------------------

                                    ----------------------------------------------------------
                                                       (INCLUDING ZIP CODE)

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

                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED

                              CHECK ONLY ONE BOX.
           IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES.
--------------------------------------------------------------------------------

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having Primark Corporation purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch Auction tender process. This action will result in receiving a price per Share of as low as $34.00 or as high as $41.50.

                 ---------------------------------------------

                                       OR

                 ---------------------------------------------

               SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A shareholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same Shares cannot be tendered at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

[ ] $34.00   [ ] $35.00   [ ] $36.00   [ ] $37.00   [ ] $38.00   [ ] $39.00   [ ] $40.00   [ ] $41.00
[ ] $34.125  [ ] $35.125  [ ] $36.125  [ ] $37.125  [ ] $38.125  [ ] $39.125  [ ] $40.125  [ ] $41.125
[ ] $34.25   [ ] $35.25   [ ] $36.25   [ ] $37.25   [ ] $38.25   [ ] $39.25   [ ] $40.25   [ ] $41.25
[ ] $34.375  [ ] $35.375  [ ] $36.375  [ ] $37.375  [ ] $38.375  [ ] $39.375  [ ] $40.375  [ ] $41.375
[ ] $34.50   [ ] $35.50   [ ] $36.50   [ ] $37.50   [ ] $38.50   [ ] $39.50   [ ] $40.50   [ ] $41.50
[ ] $34.625  [ ] $35.625  [ ] $36.625  [ ] $37.625  [ ] $38.625  [ ] $39.625  [ ] $40.625
[ ] $34.75   [ ] $35.75   [ ] $36.75   [ ] $37.75   [ ] $38.75   [ ] $39.75   [ ] $40.75
[ ] $34.875  [ ] $35.875  [ ] $36.875  [ ] $37.875  [ ] $38.875  [ ] $39.875  [ ] $40.875

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

                                    ODD LOTS

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owned beneficially, as of the close of business on May 19, 1998, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Savings Plan and the PSSOP (each as defined in the Offer to Purchase), but including Shares attributable to individual accounts under the Stock Purchase Plan (as defined in the Offer to Purchase)).

     The undersigned either (check one box):

     [ ] owned beneficially, as of the close of business on May 19, 1998 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares allocated to accounts in the Savings Plan and the PSSOP, but including Shares attributable to individual accounts under the Stock Purchase Plan), all of which are being tendered, or

     [ ] is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially, as of the close of business on May 19, 1998, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to individual accounts under the Savings Plan and the PSSOP, but including Shares attributable to individual accounts under the Stock Purchase
         Plan) and is tendering all of such Shares.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity that is a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (an "Eligible Institution"), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (ii) that such tender of Shares complies with Rule 14e-4, and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), with any required signature guarantee(s), or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, all within three New York Stock Exchange, Inc. trading days after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such eligible institution.

Name of Firm:
             -------------------------------------------------------------------

Authorized Signature:
                     -----------------------------------------------------------
Name:
     ---------------------------------------------------------------------------
                                 (PLEASE PRINT)

Title:
      --------------------------------------------------------------------------

Address:
        ------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            (CITY, STATE, ZIP CODE)

Area Code and Telephone Number:
                               -------------------------------------------------

Dated:  ______________________ , 1998

              NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
      YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

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